Exhibit 99.1

American Battery Metals Corporation Announces the Appointment of Ryan Melsert as CEO

Company implements leadership transition as part of long-term growth strategy to include CEO and Board of Directors

Reno, NV (Accesswire) – August 30, 2021: American Battery Metals Corporation (OTCQB: ABML) (the “Company” or “ABTC”), an American-owned lithium-ion battery recycling technology and advanced battery metal extraction company with mineral resources in Nevada, which is in the process of changing its name to American Battery Technology Company (ABTC), today announced the appointment of current company Chief Technology Officer (CTO) Ryan Melsert as its new CEO. Melsert’s appointment is part of a leadership transition to prioritize the company’s technology development and commercialization efforts and to position the company for long-term growth.

“Ryan and I have been working together closely over the past two years to set the direction of this company and to help evolve it to where it is today,” said Doug Cole, outgoing ABTC CEO. He continued, “Over the past few months Ryan has increasingly taken over day-to-day leadership responsibilities including setting long-term company strategies, leading investor presentations, developing high-value strategic partnerships, and leading the recruiting and hiring of company executives. It is in the best interests of the company to formalize this leadership transition and to appoint him as company CEO, and I look forward to supporting this succession in every way needed going forward.”

“I am humbled to receive this appointment to company CEO with full support from the board of directors,” said ABTC CTO and incoming CEO Ryan Melsert. “It has been a privilege to work alongside Doug, our independent board members, employees, and other key stakeholders over the past two years to build this strong foundation upon which we will further accelerate our growth. We have an unprecedented set of tailwinds behind us as our technologies simultaneously address the critical needs of mitigating global climate change and the environmental impact of conventional battery metals mining, of producing lower cost battery metals to increase the penetration of electric storage solutions throughout the market, and of increasing domestic production of battery metals to improve security of supply and national security interests. As we now reprioritize our resources to focus on the commercialization of our in-house developed technologies within the lithium-ion battery recycling and primary battery metals fields, we are excited to accelerate our contributions to solving these immense challenges.”

To further support the company’s reprioritization towards its commercialization and growth strategy, the board of directors of the company (the “Board”) has agreed to select a date for an annual shareholders meeting after the filing of its annual report which is due at the end of September. The Board intends to convene a search committee to qualify and nominate director candidates to be presented for shareholder vote during the annual meeting. Current longtime founder-stage board members Doug Cole, Douglas MacLellan, and William Hunter have been instrumental in growing the company to where it is today, and as the company now transitions to its growth-stage with a focus on technology development and commercial manufacturing, these Directors have informed the company that they do not intend to seek reelection at the annual meeting. The company is excited to initiate the process to formally nominate and present to shareholders a slate of highly qualified growth-stage board candidates sourced from its extensive network of strategic partners, industry peers, and key stakeholders for shareholder vote during the annual meeting.

Melsert maintains very strong support including from current and prospective employees, his fellow officers, current board members, company advisors, and from key strategic partners.

“I have had the opportunities to work at some of the largest technology corporations in the world, as well as at some of the smallest technology startups, and there are a few paradigms that I’ve found to be true regardless of company size or stage of maturity,” stated American Battery Technology Company COO Andrés Meza. “One of them is that people follow leaders, not titles, and during my time at ABTC I have seen employees and stakeholders at all levels rally behind Ryan with a level of passion and commitment that I have rarely experienced. While his title is changing, we have all been following his vision and leadership from the beginning.”

Ryan Melsert – Biography and Qualifications

Melsert brings over 20 years of multidisciplinary technology development and business expertise to his new position as Chief Executive Officer. Serving as the company’s Chief Technology Officer over the past two years, Melsert instituted first-principles design practices to the technology development of novel first-of-kind systems for the extraction, purification, and conversion of battery metals from both lithium-ion batteries and primary metal resources. As CTO, he made an immediate impact for ABTC by winning the coveted Greentown Labs/BASF Circularity Challenge award for the Company’s first-of-kind lithium-ion battery recycling process. He has assembled a top-tier technical team of experts in chemical engineering, battery materials manufacturing, chemical plant design and construction, and plant operations.

Melsert previously worked at Tesla for nearly four years and was one of the founding design engineers for the battery manufacturing Gigafactory near Reno, Nev. After working to design, construct, commission, and optimize processes throughout battery manufacturing operations, he then founded and led a team within the R&D division as the Battery Materials Processing group. The development scope of this group included the fundamental conceptual design, rigorous thermodynamic and process modeling, design and fabrication of bench-scale prototypes, construction and operation of integrated pilot systems, and implementation of commercial scale systems for the processing of battery materials.

He also worked as R&D Manager of the Advanced Energy & Transportation Technologies group at the Southern Research Institute, where he was awarded multiple Department of Energy grants and investments from corporations for the development and commercialization of technologies for the design and synthesis of engineered sorbents for the selective extraction of lithium from low quality brines, the manufacturing of diesel and jet fuel substitutes from biomass resources, the use of solid state devices for the production of electricity from low temperature geothermal resources, and for grid scale reversible gas-solid thermochemical energy storage systems.

He has a variety of publications and patents in his name, and holds graduate degrees in Mechanical Engineering with a co-advisement in Chemical Engineering and an MBA from the Georgia Institute of Technology.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the development timelines and economics for ABTC recycling projects including the development of its initial or subsequent recycling facilities or any lithium-ion mining projects, and the potential results of such efforts, and the effects on timing of such projects, are “forward-looking statements.” Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2020. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact Information

p775-473-4744

info@batterymetals.com